Exhibit 1.1

EXECUTION VERSION

WELLS FARGO Commercial Mortgage Trust 2025-C65

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2025-C65

UNDERWRITING AGREEMENT

As of October 3, 2025

WELLS FARGO SECURITIES, LLC 30 Hudson Yards, 15th Floor New York, New York 10001	ACADEMY SECURITIES, INC. 622 Third Avenue, 12th Floor New York, New York 10017
GOLDMAN SACHS & CO. LLC 200 West Street New York, New York 10282	DREXEL HAMILTON, LLC 110 E. 42nd Street New York, New York 10017
SG AMERICAS SECURITIES, LLC 245 Park Avenue New York, New York 10167	SIEBERT WILLIAMS SHANK & CO., LLC 100 Wall Street, 18th Floor New York, New York 10005
J.P. MORGAN SECURITIES LLC 383 Madison Avenue, 8th Floor New York, New York 10179

Ladies and Gentlemen:

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation (the “Depositor”), intends to issue its Wells Fargo Commercial Mortgage Trust 2025-C65, Commercial Mortgage Pass-Through Certificates, Series 2025-C65 (the “Certificates”), in sixteen (16) classes (each, a “Class”) as designated in the Prospectus (as defined below). Pursuant to this underwriting agreement (the “Agreement”), the Depositor further proposes to sell to Wells Fargo Securities, LLC (“Wells Fargo Securities”), Goldman Sachs & Co. LLC (“GS&Co.”), SG Americas Securities, LLC (“SGAS”), J.P. Morgan Securities LLC (“JPMS”), Academy Securities, Inc. (“Academy”), Drexel Hamilton, LLC (“Drexel”) and Siebert Williams Shank & Co., LLC (“Siebert Williams” and, together with Wells Fargo Securities, GS&Co., SGAS, JPMS, Academy and Drexel, the “Underwriters” and each, individually, an “Underwriter”) the Certificates set forth in Schedule I hereto (the “Registered Certificates”) in the respective original principal amounts and notional amounts set forth in Schedule I. The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”) primarily consisting of a segregated pool (the “Mortgage Pool”) of twenty-three (23) fixed-rate mortgage loans (the “Mortgage Loans”) having an approximate aggregate principal balance of $688,887,247 as of the Cut-off Date, secured by first liens on certain fee simple and/or leasehold interests in commercial, multifamily and/or manufactured housing properties (the “Mortgaged Properties”). The Certificates will be issued on or about October 16,

2025 (the “Closing Date”), pursuant to a pooling and servicing agreement (the “Pooling and Servicing Agreement”), dated as October 1, 2025, among the Depositor, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), Argentic Services Company LP, as special servicer (the “Special Servicer”), Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee (in such capacity, the “Trustee”), and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”). Trimont LLC (the “Primary Servicer”) will act as primary servicer and perform most servicing duties of the Master Servicer with respect to certain mortgage loans, including certain mortgage loans to be sold to the Depositor by Wells Fargo Bank, National Association (“Wells Fargo Bank”), pursuant to a primary servicing agreement.

The Mortgage Loans will be purchased by the Depositor (i) from Wells Fargo Bank on the Closing Date pursuant to a Mortgage Loan Purchase Agreement (the “Wells Fargo Mortgage Loan Purchase Agreement”), dated and effective as of the date hereof, between Wells Fargo Bank and the Depositor, (ii) from Argentic Real Estate Finance 2 LLC (“AREF2”) on the Closing Date pursuant to a Mortgage Loan Purchase Agreement (the “AREF2 Mortgage Loan Purchase Agreement”), dated and effective as of the date hereof, between AREF2 and the Depositor, (iii) from JPMorgan Chase Bank, National Association (“JPMCB”) on the Closing Date pursuant to a Mortgage Loan Purchase Agreement (the “JPMCB Mortgage Loan Purchase Agreement”), dated and effective as of the date hereof, between JPMCB and the Depositor, (iv) from Goldman Sachs Mortgage Company (“GSMC”) on the Closing Date pursuant to a Mortgage Loan Purchase Agreement (the “GSMC Mortgage Loan Purchase Agreement”), dated and effective as of the date hereof, between GSMC and the Depositor, (v) from Societe Generale Financial Corporation (“SGFC”) on the Closing Date pursuant to a Mortgage Loan Purchase Agreement (the “SGFC Mortgage Loan Purchase Agreement”), dated and effective as of the date hereof, between SGFC, Société Générale and the Depositor, and (vi) from BSPRT CMBS Finance, LLC (“BSPRT” and, collectively with Wells Fargo Bank, AREF2, JPMCB, GSMC and SGFC, the “Mortgage Loan Sellers”) on the Closing Date pursuant to a Mortgage Loan Purchase Agreement (collectively with the Wells Fargo Mortgage Loan Purchase Agreement, the AREF2 Mortgage Loan Purchase Agreement, the JPMCB Mortgage Loan Purchase Agreement, the GSMC Mortgage Loan Purchase Agreement and the SGFC Mortgage Loan Purchase Agreement the “Mortgage Loan Purchase Agreements”), dated and effective as of the date hereof, between BSPRT, Franklin BSP Realty Trust, Inc. (“FBSPRT”) and the Depositor.

Two real estate mortgage investment conduit elections will be made with respect to certain portions of the Trust Fund for federal income tax purposes. The Registered Certificates and the Mortgage Pool are described more fully in a registration statement and a Prospectus furnished to you by the Depositor.

The Certificates not being sold pursuant to this Agreement (the “Offered Non-Registered Certificates”) will be sold by the Depositor to Wells Fargo Securities, GS&Co., SGAS, JPMS, Academy, Drexel and Siebert Williams (collectively in such capacity, the “Initial Purchasers”) pursuant to a certificate purchase agreement, dated as of the date hereof, by and among the Depositor, Wells Fargo Bank and the Initial Purchasers. The Initial Purchasers will offer the Offered Non-Registered Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”).

The Underwriters and the Initial Purchasers are collectively referred to herein as the “Dealers”.

In connection with the transactions contemplated by this Agreement, each of the Mortgage Loan Sellers will enter into an indemnification agreement, dated as of the date hereof (each, a “Mortgage Loan Seller Indemnification Agreement”), among such Mortgage Loan Seller, the Depositor and the Dealers (and, in the case of the Mortgage Loan Seller Indemnification Agreement with SGFC, Société Générale and in the case of the Mortgage Loan Seller Indemnification Agreement with BSPRT, FBSPRT), providing for indemnification by such Mortgage Loan Seller of the Dealers in accordance with the terms thereof with respect to the Mortgage Loans sold to the Depositor by such Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement. In addition, in connection with the transactions contemplated by this Agreement, (i) each of the Master Servicer, the Special Servicer, the Primary Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer (each, a “Service Provider”) will enter into an indemnification agreement, dated as of the date hereof (each, a “Service Provider Indemnification Agreement”, and collectively with the Mortgage Loan Seller Indemnification Agreements, the “Indemnification Agreements”), among such Service Provider, the Depositor and the Dealers.

Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

1.	Representations and Warranties.

(a)               The Depositor represents and warrants to, and agrees with, each Underwriter that:

(i)                                The Depositor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-282099) on Form SF-3 for the registration of Commercial Mortgage Pass-Through Certificates, issuable in series, including the Registered Certificates, under the 1933 Act, which registration statement has become effective and a copy of which, as amended to the date hereof, has heretofore been delivered to you. The Depositor meets the requirements for use of Form SF-3 under the 1933 Act, and such registration statement, as amended at the date hereof, meets the requirements set forth in Rule 415(a)(1) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder. The Depositor also has prepared and filed with the Commission a preliminary prospectus dated September 30, 2025 (the “Preliminary Prospectus”), specifically relating to the Registered Certificates, in accordance with Rule 424(h) and Rule 430D under the 1933 Act. The Depositor also has filed with, or proposes to file with, the Commission pursuant to Rule 424(b) under the 1933 Act a prospectus specifically relating to the Registered Certificates (the “Prospectus”). Such registration statement, as amended at the time when it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including all exhibits thereto (and any information that is contained in the Preliminary Prospectus or the Prospectus and is deemed to be a part of and included in such registration statement), is referred to herein as the “Registration Statement.” Any reference in this Agreement to the Registration Statement used in connection with the offering of the Registered Certificates, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any exhibits thereto and the documents incorporated by reference therein pursuant to Item 10(d) of Form SF-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus and the Prospectus shall be deemed to refer to and include any documents filed after the date the Registration Statement became effective, or the date of the Preliminary Prospectus or the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1934 Act”) that are deemed to be incorporated by reference therein. “Master Tapes” shall mean the respective compilations of information and data regarding the Mortgage Loans covered by the two Independent Accountants’ Reports on Applying Agreed-Upon Procedures, each to be dated on or about the business day immediately preceding the Closing Date, rendered by a third-party accounting firm described in Section 6(i) of this Agreement.

(ii)                             As of the date hereof, as of the date the Registration Statement became effective or was deemed effective pursuant to Rule 430D under the 1933 Act, as of the Time of Sale (including any subsequent Time of Sale), as of the date of the Preliminary Prospectus, as of the date the Prospectus is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Prospectus is filed with the Commission, and as of the Closing Date (each such date or time, an “Effective Time”), (A) the Registration Statement, as amended as of any such time, the Preliminary Prospectus, as amended or supplemented as of any such time, and the Prospectus, as amended or supplemented as of any such time, complied, complies and will comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (B) the conditions to the use by the Depositor of a registration statement on Form SF-3 under the 1933 Act, as set forth in the General Instructions to Form SF-3, have been satisfied or will be satisfied with respect to the Registration Statement and the Prospectus, (C) the Registration Statement, as amended as of any such time, does not include and will not include any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (D) the Preliminary Prospectus, as amended or supplemented as of any such time, does not include and will not include any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (E) the Prospectus, as amended or supplemented as of any such time, does not include and will not include any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representations or warranties as to (x) statements contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus or the information contained in any revision or amendment of or supplement to the Preliminary Prospectus or the Prospectus thereto made in reliance upon and in conformity with information furnished in writing to the Depositor by or on behalf of any Underwriter specifically for use in the Registration Statement, the Preliminary Prospectus or the Prospectus (such information being identified in Section 8(b) hereof), (y) the Mortgage Loan Seller Covered Information (as defined in Section 8(a)(i) hereof), or (z) any information with respect to which any of the Master Servicer (the “Master Servicer Covered Information”), the Special Servicer (the “Special Servicer Covered Information”), the Primary Servicer (the “Primary Servicer Covered Information”), the Certificate Administrator (the “Certificate Administrator Covered Information”), the Trustee (the “Trustee Covered Information”), the Operating Advisor (the “Operating Advisor Covered Information”), or the Asset Representations Reviewer (the “Asset Representations Reviewer Covered Information”) agrees in the related Service Provider Indemnification Agreement to provide indemnification.

(iii)                          The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina with corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Prospectus as now conducted by it and to enter into and perform its obligations under this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement; and the Depositor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

(iv)                          As of each Effective Time, there has not and will not have been (x) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information, (y) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (z) any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

(v)                               Each of this Agreement and the Mortgage Loan Purchase Agreements has been, and as of the Closing Date the Pooling and Servicing Agreement will be, duly authorized, executed and delivered by the Depositor and each of this Agreement and the Mortgage Loan Purchase Agreements constitutes, and, as of the Closing Date, the Pooling and Servicing Agreement will constitute, a legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its respective terms, except as enforceability may be limited by (x) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (y) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (z) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement, the Pooling and Servicing Agreement or any Mortgage Loan Purchase Agreement that purport to provide indemnification from securities law liabilities.

(vi)                           As of the Closing Date, the Registered Certificates, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements will conform in all material respects to the respective descriptions thereof contained in each of (A) the Prospectus, (B) the Preliminary Prospectus and (C) any Issuer Information (as may have been revised and corrected if such revised or corrected information was delivered a reasonable time prior to the Time of Sale) delivered to any Underwriter for inclusion in an Underwriter Free Writing Prospectus. As of the Closing Date, the Registered Certificates will be duly and validly authorized and, when delivered in accordance with the Pooling and Servicing Agreement to you against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

(vii)                       The Depositor is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Depositor or which violation or default would have a material adverse effect on the performance of its obligations under this Agreement, the Pooling and Servicing Agreement or any Mortgage Loan Purchase Agreement. Neither the issuance and sale of the Registered Certificates, nor the execution and delivery by the Depositor of this Agreement, any Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement nor the consummation by the Depositor of any of the transactions herein or therein contemplated, nor compliance by the Depositor with the provisions hereof or thereof, did, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Depositor or conflict with, result in a breach, violation or acceleration of, or constitute a default (or an event which, with the passing of time or notification, or both, would constitute a default) under, the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it or any material asset is bound, or any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor.

(viii)                    Neither the issuance and sale of the Registered Certificates, nor the execution and delivery by the Depositor of this Agreement or any Mortgage Loan Purchase Agreement nor the consummation by the Depositor of any of the transactions herein or therein contemplated, nor compliance by the Depositor with the provisions hereof or thereof, did, does or will, except as contemplated by the Pooling and Servicing Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of the Depositor’s property or assets pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument to which the Depositor is a party, by which it or any property or asset is bound or to which any of the property or assets of the Depositor is subject.

(ix)                          There is no action, suit or proceeding against the Depositor pending, or, to the knowledge of the Depositor, threatened, before any court, arbitrator, administrative agency or other tribunal, (v) that, if determined adversely to the Depositor, would have a material adverse effect on the business or financial condition of the Depositor, (w) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, any Mortgage Loan Purchase Agreement or the Registered Certificates, (x) seeking to prevent the issuance of the Registered Certificates or the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements or this Agreement, (y) that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement, any Mortgage Loan Purchase Agreement or the Registered Certificates or (z) seeking to affect adversely the federal income tax attributes of the Registered Certificates as described in the Preliminary Prospectus or the Prospectus.

(x)                              The Depositor will, at the Closing Date (and to the extent that title and ownership of any such Mortgage Loan was transferred to the Depositor by the applicable Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement), own the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance.

(xi)                          At the Closing Date, the Depositor will have full power and authority to sell and deliver the Mortgage Loans to the Trustee under the Pooling and Servicing Agreement and, at the Closing Date, will have duly authorized such assignment and delivery to the Trustee by all necessary action.

(xii)                       There are no contracts, indentures or other documents of a character required by the 1933 Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto.

(xiii)                     No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with (i) the offering or sale of the Registered Certificates pursuant to this Agreement, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Registered Certificates by the Underwriters and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not been completed or (ii) the consummation by the Depositor of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreements.

(xiv)                    The Depositor possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Depositor.

(xv)                        Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements and the delivery and sale of the Registered Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom) have been or will be paid at or prior to the Closing Date.

(xvi)                    Neither the Depositor nor the Trust Fund is, and neither the sale of the Registered Certificates in the manner contemplated by the Prospectus nor the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Depositor or the Trust Fund to be, subject to registration or regulation as an “investment company” or under the control of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Trust Fund will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act as a basis for it not registering under the Investment Company Act, although there may be additional exclusions or exemptions available to the Trust Fund. The Trust Fund was structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(xvii)                  Under generally accepted accounting principles and for federal income tax purposes, the Depositor will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and will report the sale of the Registered Certificates to the Underwriters pursuant to this Agreement as a sale of the interests in the Mortgage Loans evidenced by the Registered Certificates. The consideration received by the Depositor upon the sale of the Registered Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Registered Certificates. The Depositor will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Registered Certificates to the Underwriters. In addition, the Depositor was solvent at all relevant times prior to, and will not be rendered insolvent by, the transfer of the Mortgage Loans to the Trustee on behalf of the Trust Fund. The Depositor is not selling the Registered Certificates to the Underwriters and is not transferring the Mortgage Loans to the Trustee on behalf of the Trust Fund with any intent to hinder, delay or defraud any of the creditors of the Depositor.

(xviii)              The Depositor acknowledges and agrees that: (i) the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Depositor with respect to the offering of the Registered Certificates contemplated hereby (including in connection with determining the terms of the offering) and not as a financial or other advisor or a fiduciary to, or an agent of, the Depositor or any other person irrespective of whether any Underwriter has advised or is advising the Depositor on other matters; (ii) no Underwriter is advising the Depositor as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction; (iii) the Depositor has consulted, to the extent it deems necessary, its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Depositor with respect thereto; (iv) any review by the Underwriters of the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor; and (v) the Underwriters’ obligations to the Depositor in respect of the offering, purchase and sale of the Registered Certificates are set forth in this Agreement in their entirety.

(xix)                     At the Closing Date, the respective Classes of Registered Certificates listed on Schedule I hereto shall have been assigned ratings no lower than those set forth in the Time of Sale Information by the nationally recognized statistical rating organizations retained to provide such ratings (the “Rating Agencies”), and such ratings shall not have been placed on negative credit watch or negative review by such Rating Agency.

(xx)                         The Depositor is not, and on the date on which the initial bona fide offer of the Registered Certificates is made will not be, an “ineligible issuer,” as defined in Rule 405 under the 1933 Act.

(xxi)                     At or prior to the time when sales to investors of the Registered Certificates were first made as determined in accordance with Rule 159 of the 1933 Act (the “Time of Sale”), which was approximately (a) 3:30 p.m. on October 3, 2025 with respect to the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B and Class C Certificates and (b) 4:33 p.m. on October 6, 2025 with respect to the Class X-A and Class X-B Certificates, the Depositor had prepared the following information (collectively, the “Time of Sale Information”): (x) the Free Writing Prospectus dated September 30, 2025, designated as a Structural and Collateral Term Sheet and relating to the Registered Certificates (the “Term Sheet”) and (y) the Preliminary Prospectus. For the purposes of this Agreement, “Free Writing Prospectus” shall mean a “free writing prospectus” as defined pursuant to Rule 405 under the 1933 Act. If, subsequent to the date of this Agreement, the Depositor and the Underwriters have determined that the Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the applicable Underwriters have terminated their old purchase contracts and entered into new purchase contracts with investors in the Registered Certificates, then “Time of Sale Information” will refer to the information available to investors at the time of entry into such new purchase contracts, including any information that corrects such material misstatements or omissions (“Corrective Information”).

(xxii)                  At the Closing Date, each of the representations and warranties of the Depositor set forth in the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements will be true and correct in all material respects.

(xxiii)               The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (x) any Underwriter Information (as defined below) in such Time of Sale Information, (y) any Mortgage Loan Seller Covered Information in such Time of Sale Information or (z) any Master Servicer Covered Information, Special Servicer Covered Information, Primary Servicer Covered Information, Certificate Administrator Covered Information, Trustee Covered Information, Operating Advisor Covered Information or Asset Representations Reviewer Covered Information.

(xxiv)              To the extent that the Pooling and Servicing Agreement provides that the Underwriters are to receive any notices or reports, or have any other rights thereunder, the Depositor will enforce the rights of the Underwriters under the Pooling and Servicing Agreement.

(xxv)                 The Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Registered Certificates other than (A)  any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (B) the Preliminary Prospectus or any supplement to the Preliminary Prospectus that may be required to be filed with the Commission under Rule 424(h)(2) under the 1933 Act, (C) the Prospectus, (D) the Term Sheet and (E) each other written communication approved in writing in advance by Wells Fargo Securities (each such communication referred to in clause (D) and this clause (E) constituting an “issuer free writing prospectus” (as defined in Rule 433(h) under the 1933 Act) being referred to as an “Issuer Free Writing Prospectus”). Each such Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the 1933 Act and the rules and regulations promulgated thereunder, has been filed or will be filed in accordance with Section 4(b)(v) (to the extent required thereby) and, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or, (when read in conjunction with the other Time of Sale Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (x) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Depositor in writing by any Underwriter expressly for use in any Issuer Free Writing Prospectus, (y) any Mortgage Loan Seller Covered Information in any Issuer Free Writing Prospectus or (z) any Master Servicer Covered Information, Special Servicer Covered Information, Primary Servicer Covered Information, Certificate Administrator Covered Information, Trustee Covered Information, Operating Advisor Covered Information or Asset Representations Reviewer Covered Information in any Issuer Free Writing Prospectus.

(xxvi)              The Depositor has executed and delivered a written representation (the “17g-5 Representation”) to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 of the 1934 Act, and the Depositor has complied, and hereafter will comply, with each such representation, other than any breach of the 17g-5 Representation (y) that would not have a material adverse effect on the Certificates or (z) arising from a breach by any of the Underwriters of the representation, warranty and agreement set forth in Section 4(b)(xvi).

(xxvii)           The Depositor has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Underwriters) any third party due diligence report contemplated by Rule 15Ga-2 under the 1934 Act (“Due Diligence Report”) in connection with the transactions contemplated by this Agreement and the Prospectus other than (A) the agreed-upon procedures report dated September 24, 2025 (the “EY Due Diligence Report”) obtained from Ernst & Young LLP involving a comparison of certain underwriting and other information in the loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans and (B) the agreed-upon procedures report dated September 24, 2025 (the “KPMG Due Diligence Report” and, together with the EY Due Diligence Report, the “Accountants’ Due Diligence Reports”), obtained from KPMG LLP (“KPMG” and, together with Ernst & Young LLP, the “Accounting Firms”) involving a comparison of information in the loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans, copies of which have been furnished to Wells Fargo Securities, at the request of the Depositor; and, except for the Accounting Firms with respect to the Accountants’ Due Diligence Reports, the Depositor has not employed (and, through and including the Closing Date, will not employ without the consent of the Underwriters) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the 1934 Act (“Due Diligence Services”) in connection with the transactions contemplated by this Agreement and the Prospectus. Each Accounting Firm has consented to the inclusion of the Accountants’ Due Diligence Report in a Form 15G (as defined below) furnished on the Commission’s Electronic Data Gathering and Retrieval System (“EDGAR”) as required by Rule 15Ga-2 under the 1934 Act (“Rule 15Ga-2”).

(xxviii)        Any certification on Form ABS Due Diligence-15E (each, a “Form 15E”) received by the Depositor from an Accounting Firm in connection with the Due Diligence Services provided by such Accounting Firm was promptly posted, after receipt, as required by Rule 17g-5 under the 1934 Act on the Rule 17g-5 website established by or on behalf of the Depositor, and the Depositor has not received any other Form 15E from any party.

(xxix)              The Depositor (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) each containing the findings and conclusions of the Accountants’ Due Diligence Reports and meeting all other requirements of such Form 15G, Rule 15Ga-2, any other rules and regulations of the Commission and the 1934 Act; (B) provided a copy of the final draft of each such Form 15G to Wells Fargo Securities at least six (6) business days before the date of first sale of any Registered Certificates; and (C) furnished each such Form 15G to the Commission on EDGAR at least five (5)

business days before the date of first sale of any Registered Certificates as required by Rule 15Ga-2.

(xxx)                  No portion of any Form 15G contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.

(xxxi)              The Depositor has entered into a Credit Risk Retention Agreement, dated as of the date hereof, with AREF2 (in such capacity, the “Retaining Sponsor”), Argentic Securities Holdings 2 Cayman Limited (the “Retaining Party”), Wells Fargo Bank, JPMCB, GSMC, SGFC and BSPRT pursuant to which agreement (x) the Retaining Sponsor will satisfy the risk retention requirements under the Risk Retention Rules through the purchase by the Retaining Party, as a “majority-owned affiliate” (as defined in the Risk Retention Rules), of an “eligible vertical interest” (as defined in the Risk Retention Rules) and an “eligible horizontal residual interest” (as defined in the Risk Retention Rules) and (y) each of the Retaining Sponsor and the Retaining Party has agreed to, among other things, comply with the hedging, transfer and financing prohibitions set forth in Section 12 of the Risk Retention Rules applicable to an eligible vertical interest and an eligible horizontal residual interest.

(b)               Wells Fargo Bank represents and warrants to, and agrees with, each Underwriter that:

(i)                               Wells Fargo Bank is a national banking association validly existing under the laws of the United States of America and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement.

(ii)                            This Agreement has been duly and validly authorized, executed and delivered by Wells Fargo Bank and, assuming due authorization, execution and delivery hereof by the Depositor and the Underwriters, constitutes a legal, valid and binding obligation of Wells Fargo Bank, enforceable against Wells Fargo Bank in accordance with its terms, except as such enforcement may be limited by (x) bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, as they may be applied in the context of the insolvency of a national banking association, (y) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (z) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws.

(iii)                         The execution and delivery of this Agreement by Wells Fargo Bank and Wells Fargo Bank’s performance and compliance with the terms of this Agreement will not (x) violate Wells Fargo Bank’s articles of association or by-laws,

(y) violate any law or regulation or any administrative decree or order to which it is subject or (z) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any contract, agreement or other instrument to which Wells Fargo Bank is a party or by which Wells Fargo Bank is bound.

(iv)                          Wells Fargo Bank is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Wells Fargo Bank or its properties or have consequences that would materially and adversely affect its performance hereunder.

(v)                             Wells Fargo Bank is not a party to or bound by any agreement or instrument or subject to any articles of association, by-laws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would materially and adversely affect the ability of Wells Fargo Bank to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by Wells Fargo Bank of its obligations under this Agreement (except to the extent such consent has been obtained).

(vi)                          No consent, approval, authorization or order of any court or administrative, regulatory or other governmental agency or body is required for the execution, delivery and performance by Wells Fargo Bank of or compliance by Wells Fargo Bank with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained.

(vii)                       No litigation is pending or, to the best of Wells Fargo Bank’s knowledge, threatened against Wells Fargo Bank that would assert the invalidity of this Agreement, prohibit its entering into this Agreement or materially and adversely affect the performance by Wells Fargo Bank of its obligations under this Agreement.

(viii)                    Each representation and warranty of the Depositor set forth in Section 1(a) hereof is true and correct as of the date hereof or as of the date specified in such representation and warranty.

(c)               Each Underwriter (severally, but not jointly) represents and warrants to and covenants with the Depositor that:

(i)                                as of the date hereof and as of the Closing Date, such Underwriter has complied with all of its obligations under Section 4 hereof.

(ii)                             it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Registered Certificates to any EU Retail Investor in the European Economic Area.

For the purposes of this subsection (c)(ii):

(1)                             the expression “EU Retail Investor” means a person who is one (or more) of the following:

(A)       a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129, as amended;

(2)                             the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Registered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Registered Certificates; and

(3)                             the expression “European Economic Area” means Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain and Sweden.

(iii)                           (A) It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Registered Certificates to any UK Retail Investor in the United Kingdom.

For the purposes of this subsection (c)(iii):

(1)                             the expression “UK Retail Investor” means a person who is one (or more) of the following:

(A)       a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565, as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended; or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of United Kingdom domestic law by virtue of the EUWA and as amended; or

(C) not a qualified investor, as defined in Article 2 of Regulation (EU) 2017/1129, as it forms part of United Kingdom domestic law by virtue of the EUWA and as amended; and

(2)                             the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Registered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Registered Certificates.

(B)              It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Registered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor.

(C)              It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Registered Certificates in, from or otherwise involving the United Kingdom.

For the purposes of this subsection (c)(iii), the term “Issuing Entity” means the Wells Fargo Commercial Mortgage Trust 2025-C65 securitization trust.

(iv)                          It has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Registered Certificates in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, as amended, and other relevant laws, regulations and ministerial guidelines of Japan.

(v)                              It (A) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Registered Certificates (except for Registered Certificates which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) (the “SFO”) of Hong Kong) other than (a) to “professional investors” as defined in the SFO and any rules or regulations made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) (the “C(WUMP)O”) of Hong Kong or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (B) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Registered Certificates, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Registered

Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

(vi)                          It has not offered, sold or delivered and will not offer, sell or deliver the Registered Certificates, directly or indirectly, or to any person for re-offering or resale, directly or indirectly, in the Republic of Korea or to any resident of the Republic of Korea, except as otherwise permitted under applicable laws and regulations of the Republic of Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transactions Law and the decrees and regulations thereunder.

(vii)                       It has not offered or sold any Registered Certificates or caused such certificates to be made the subject of an invitation for subscription or purchase and will not offer or sell such Registered Certificates or cause such Registered Certificate to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the Preliminary Prospectus, the Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Registered Certificates, whether directly or indirectly, to persons in Singapore other than to an “institutional investor” (as defined in Section 4A(1)(c) of the Securities and Futures Act (Cap. 289) of Singapore (the “SFA”)) pursuant to Section 304 of the SFA.

(viii)                     Except for the Accountants’ Due Diligence Reports, such Underwriter has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Depositor) any Due Diligence Report in connection with the offering contemplated hereby and the Prospectus. Except for the Accounting Firms with respect to the Accountants’ Due Diligence Reports, such Underwriter has not employed (and, through and including the Closing Date, will not employ without the consent of the Depositor) any third party to engage in any activity that constitutes Due Diligence Services, and has not received a Form 15E from any party, in connection with the transactions contemplated by this Agreement and the Prospectus.

2.	Purchase and Sale.

(a)               Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Depositor agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Depositor, at the applicable purchase prices set forth in Schedule I hereto, the respective certificate balances and notional amounts of the Registered Certificates set forth beneath the name of each Underwriter set forth in Schedule I, and any additional portions of the Registered Certificates that any such Underwriter may be obligated to purchase pursuant to Section 10 hereof, in all cases plus accrued interest as set forth in Schedule I.

(b)               Each Underwriter (severally, but not jointly) represents and covenants that it has not, and will not, enter into any contract for the sale of any Registered Certificates (i) less than three (3) business days after the filing of the Preliminary Prospectus, (ii) less than 48 hours after the date of the filing of any supplement to the Preliminary Prospectus with the Commission in accordance with Rule 424(h)(2) under the 1933 Act, and (iii) less than five (5) business days after the furnishing by the Depositor to the Commission, pursuant to Section 1(a)(xxix) of this Agreement, of any Form 15G (as defined herein).

3.	Delivery and Payment.

Delivery of and payment for the Registered Certificates shall be made in the manner, at the location(s), on the Closing Date at the time specified in Schedule I hereto (or such later date not later than ten (10) business days after such specified date as you shall designate), which date and time may be changed by agreement between you and the Depositor or as provided in Section 10 hereof. Delivery of the Registered Certificates shall be made either directly to you or through the facilities of The Depository Trust Company (“DTC”), as specified in Schedule I hereto, for the respective accounts of the Underwriters against payment by the respective Underwriters of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Depositor, or such other manner of payment as may be agreed upon by the Depositor and you. Any Class of Registered Certificates to be delivered through the facilities of DTC shall be represented by one or more global Certificates registered in the name of Cede & Co., as nominee of DTC, which global Certificate(s) shall be placed in the custody of DTC not later than 10:00 a.m. (Eastern time) on the Closing Date pursuant to a custodial arrangement to be entered into between the Trustee or its agent and DTC. Unless delivered through the facilities of DTC, the Registered Certificates shall be in fully registered certificated form, in such denominations and registered in such names as you may have requested in writing not less than one full business day in advance of the Closing Date.

The Depositor agrees to have the Registered Certificates, including the global Certificates representing the Registered Certificates to be delivered through the facilities of DTC, available for inspection, checking and, if applicable, packaging by you not later than 10:00 a.m. Eastern time on the last business day prior to the Closing Date.

References herein to actions taken or to be taken following the Closing Date with respect to any Registered Certificates that are to be delivered through the facilities of DTC shall include, if the context so permits, actions taken or to be taken with respect to the interests in such Registered Certificates as reflected on the books and records of DTC.

4.	Offering by Underwriters; Free Writing Prospectuses; Preliminary Prospectus and Corrected Supplement.

(a)               It is understood that the Underwriters propose to offer the Registered Certificates for sale to the public, including, without limitation, in and from the State of New York, as set forth in this Agreement, the Time of Sale Information and the Prospectus. It is further understood that the Depositor, in reliance upon an exemption from the Attorney General of the State of New York to be granted pursuant to Policy Statement 104 and 105, has not and will not file the offering pursuant to Section 352-e of the General Business Law of the State of New York with respect to the Registered Certificates.

(b)               In connection with the offering of the Registered Certificates, the Underwriters may each prepare and provide to prospective investors Free Writing Prospectuses (as defined below), or portions thereof, which the Depositor is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Depositor such Free Writing Prospectuses, or portions thereof, in either Microsoft Word® or Microsoft Excel® format and not in a PDF, except to the extent that the Depositor, in its sole discretion, waives such requirements, subject to the following conditions (to which such conditions each Underwriter agrees (provided that no Underwriter is responsible for any breach of the following conditions by any other Underwriter)):

(i)                                Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the 1933 Act, such Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Registered Certificates, unless such written communication (A) is made in reliance on Rule 134 under the 1933 Act, (B) is the Time of Sale Information or the Prospectus, (C) is made in reliance on Rule 172 under the 1933 Act, (D) constitutes a Free Writing Prospectus that does not constitute Time of Sale Information, or (E) constitutes such other written communication approved by the Depositor in advance. Without the prior written consent of the Depositor, such Underwriter shall not convey or deliver in connection with the initial offering of the Registered Certificates any ABS Informational and Computational Material in reliance upon Rules 167 and 426 under the 1933 Act. “ABS Informational and Computational Material” shall mean “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the 1933 Act and “Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as in effect on the date hereof and for which compliance is required as of the date hereof.

(ii)                             Such Underwriter shall deliver to the Depositor, no later than two (2) business days prior to the date of first use thereof, (A) any Underwriter Free Writing Prospectus that contains any “issuer information,” as defined in Rule 433(h) under the 1933 Act (“Issuer Information”) (which the parties hereto agree includes, without limitation, Mortgage Loan Seller Covered Information), and (B) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Registered Certificates. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Material may be delivered by such Underwriter to the Depositor not later than the later of (x) two (2) business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act or (y) the date of first use of such Free Writing Prospectus.

(iii)                         Such Underwriter represents and warrants to the Depositor that the Free Writing Prospectuses to be furnished to the Depositor by such Underwriter pursuant to Section 4(b)(ii) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Registered Certificates.

(iv)                          Such Underwriter represents and warrants to the Depositor that each Free Writing Prospectus required to be provided by it to the Depositor pursuant to Section 4(b)(ii), when viewed together with the Time of Sale Information, did not, as of the Time of Sale, and will not as of the Closing Date, include any untrue statement of a material fact, when viewed in connection with all other prospectuses delivered to such investor on or prior to the Time of Sale, or omit any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information that is Mortgage Loan Seller Covered Information, Master Servicer Covered Information, Special Servicer Covered Information, Primary Servicer Covered Information, Trustee Covered Information, Certificate Administrator Covered Information, Operating Advisor Covered Information or Asset Representations Reviewer Covered Information, which information was not corrected by Corrective Information subsequently supplied by the Depositor, any other party to the Pooling and Servicing Agreement or any Mortgage Loan Seller to such Underwriter at any time prior to the Time of Sale.

(v)                             The Depositor agrees to file with the Commission the following:

(A)             Any Issuer Free Writing Prospectus to the extent required to be filed with the Commission by Rule 433 under the 1933 Act;

(B)              Any Free Writing Prospectus or portion thereof delivered by any Underwriter to the Depositor pursuant to Section 4(b)(ii);

(C)              Any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications; and

(D)             Any ABS Informational and Computational Material that is not being treated as a Free Writing Prospectus.

(vi)                         Any Free Writing Prospectus required to be filed pursuant to Section 4(b)(v) by the Depositor shall be filed with the Commission not later than the date of first use of such Free Writing Prospectus, except that:

(A)             Any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Registered Certificates shall be filed by the Depositor with the Commission within two days of the later of the date such final terms have been established for all Classes of Registered Certificates and the date of first use;

(B)              Any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Depositor with the Commission not later than the later of the due date for filing the final Prospectus relating to the Registered Certificates pursuant to Rule 424(b) under the 1933 Act and two (2) business days after the date of first use of such Free Writing Prospectus;

(C)              Any Free Writing Prospectus required to be filed pursuant to Section 4(b)(v)(C) shall, if no payment has been made or consideration has been given by or on behalf of the Depositor for the Free Writing Prospectus or its dissemination, be filed by the Depositor with the Commission not later than four (4) business days after the Depositor becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

(D)             The Depositor shall not be required to file (1) Issuer Information contained in any Free Writing Prospectus prepared by or on behalf of an Underwriter (an “Underwriter Free Writing Prospectus”) or by or on behalf of any other offering participant other than the Depositor, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Registered Certificates, or (2) any Free Writing Prospectus or portion thereof that contains a description of the Registered Certificates or the offering of the Registered Certificates which does not reflect the final terms thereof.

(vii)                      Such Underwriter shall file with the Commission any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

(viii)                   Notwithstanding the provisions of Section 4(b)(vii), such Underwriter shall file with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Depositor or any other offering participant, not later than four (4) business days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

(ix)                          Notwithstanding the provisions of Sections 4(b)(v) and 4(b)(vii), neither the Depositor nor such Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(x)                             The Depositor and such Underwriter each agree that any Free Writing Prospectuses prepared by it shall contain the following legend:

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File

No. 333-282099) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m.–5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

(xi)                         The Depositor and such Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 4 for a period of three years following the initial bona fide offering of the Registered Certificates.

(xii)                       In the event that the Depositor becomes aware that, as of the Time of Sale, the Preliminary Prospectus contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, the Depositor shall (A) notify the Underwriters thereof within one (1) business day after discovery, (B) prepare and deliver to the Underwriters a supplement to the Preliminary Prospectus that corrects the material misstatement or omission in the Preliminary Prospectus and that meets the requirements of Rule 424(h)(2) under the 1933 Act (such supplement, a “Corrected Supplement”) and (C) file such Corrected Supplement with the Commission in accordance with Rule 424(h) under the 1933 Act. Upon receipt of such notice from the Depositor, the Underwriters shall:

(A)             Notify each investor in the Registered Certificates in a prompt fashion that any prior contract of sale with such investor has been terminated, and of such investor’s rights as a result of termination of such agreement;

(B)             Upon receipt of a copy of such Corrected Supplement from the Depositor, deliver, at least 48 hours prior to sending a new confirmation of sale to an investor in the Registered Certificates in accordance with Rule 15c2-8(b) under the 1934 Act, such Corrected Supplement to such investor;

(C)             Provide such investor with an opportunity to enter into a new contract of sale on the terms described in the Time of Sale Information (as updated by such Corrected Supplement); and

(D)             Comply with any other requirements for reformation of the original contract of sale, as described in Section IV.A.2.c of the Commission’s Securities Offering Reform Release No. 33-8591.

(xiii)                   If the Depositor becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (a “Defective Issuer Free Writing Prospectus”), the Depositor shall immediately notify the Underwriters thereof and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a “Corrected Issuer Free Writing Prospectus”).

(A)             If an Underwriter becomes aware that, with respect to any investor in a Registered Certificate, as of the Time of Sale, any Issuer Information contained in any Underwriter Free Writing Prospectus and delivered to such investor was not correctly reflected in such Underwriter Free Writing Prospectus such that it caused the Underwriter Free Writing Prospectus to contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, together with a Defective Issuer Free Writing Prospectus, a “Defective Free Writing Prospectus”), such Underwriter shall notify the Depositor and each other Underwriter thereof within one (1) business day after discovery.

(B)              Each Underwriter shall, if requested by the Depositor:

(1)               if the Defective Free Writing Prospectus was an Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, together with a Corrected Issuer Free Writing Prospectus, a “Corrected Free Writing Prospectus”);

(2)               deliver the Corrected Free Writing Prospectus to each investor in a Registered Certificate which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Registered Certificates;

(3)               if after the Time of Sale, notify such investor in a prominent fashion that the prior agreement to purchase Certificates has been terminated, and of the investor’s rights as a result of termination of such agreement;

(4)               if after the Time of Sale, provide such investor with an opportunity to affirmatively agree to purchase the Registered Certificates on the terms described in the Corrected Free Writing Prospectus; and

(5)               comply with any other requirements for reformation of the original contract of sale described in Section IV.A.2.c of the Commission’s Securities Offering Reform Release No. 33-8591.

(C)              With respect to this clause (xiii), each Underwriter agrees that if the Depositor requests that an Underwriter prepare a Corrected Free Writing Prospectus with respect to a Defective Free Writing Prospectus that another Underwriter prepared, such other Underwriter will prepare the Corrected Free Writing Prospectus and will deliver the Corrected Free Writing Prospectus to the Depositor and each Underwriter so that each Underwriter may contact its respective investors.

(D)             To the extent any Defective Free Writing Prospectus was defective as a result of incorrect Issuer Information being delivered to an Underwriter, the Depositor shall provide such corrected Issuer Information upon request from such Underwriter. The Depositor shall also notify the other Underwriters of such incorrect Issuer Information, to the extent it is provided notice hereunder.

(xiv)                    Such Underwriter covenants with the Depositor that after the final Prospectus is available, such Underwriter shall not distribute any written information concerning the Registered Certificates that contains any Issuer Information to a prospective investor in a Registered Certificate unless such information is preceded or accompanied by the final Prospectus.

(xv)                       Such Underwriter further (x) represents and warrants that it has not provided, as of the date of this Agreement, and covenants with the Depositor that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the 1934 Act), any information, written or oral, relating to the Trust Fund, the Certificates, the Mortgage Loans, the transactions contemplated by this Agreement or the Pooling and Servicing Agreement or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Certificates (as contemplated by Rule 17g-5(a)(3)(iii)(C) under the 1934 Act), without the prior consent of the Depositor, and (y) covenants with the Depositor that it will not provide to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the 1934 Act), any information, written or oral, relating to the Trust Fund, the Certificates, the Mortgage Loans, the transactions contemplated by this Agreement or the Pooling and Servicing Agreement or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Certificates (as contemplated by Rule 17g-5(a)(3)(iii)(D) under the 1934 Act), without the prior consent of the Depositor.

5.	Covenants of the Depositor.

The Depositor covenants and agrees with the Underwriters that:

(a)               The Depositor will not file any amendment to the Registration Statement (other than by reason of Rule 429 under the 1933 Act) or any amendment or supplement to the Preliminary Prospectus or Prospectus relating to or affecting the Registered Certificates, unless the Depositor has furnished a copy to you for your review a reasonable time period prior to filing, and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Depositor shall cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act or shall cause the Prospectus to be filed with the Commission pursuant to said Rule 424. The Depositor promptly will advise you or counsel for the Underwriters (i) when the Prospectus shall have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Preliminary Prospectus or the Prospectus or for any additional information in respect of the offering contemplated hereby, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto which shall have become effective on or prior to the Closing Date or preventing or suspending the use of the Preliminary Prospectus or the Prospectus or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Depositor of any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose. The Depositor will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)               If, at any time when a prospectus relating to the Registered Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which the Preliminary Prospectus (as then amended or supplemented) or the Prospectus (as then amended or supplemented) would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act or the rules and regulations thereunder, the Depositor shall promptly prepare and file with the Commission, at the expense of the Depositor, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, the Depositor shall use its best efforts to cause such amendment to the Registration Statement to be made effective as soon as possible.

(c)               The Depositor shall furnish to you and to counsel for the Underwriters, upon request and without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date, and, upon request, to each other Underwriter, each Issuer Free Writing Prospectus, a copy of the Registration Statement (without exhibits thereto) and each such amendment and supplement thereto and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of the Preliminary Prospectus and the Prospectus and any amendments and supplements thereto as you may reasonably request.

(d)               The Depositor shall furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Registered Certificates for sale under the laws of such jurisdictions as you may designate and will maintain such qualifications in effect so long as required for the distribution of the Registered Certificates; provided that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process.

(e)               The Depositor shall pay, or cause to be paid, all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Pooling and Servicing Agreement and the Registered Certificates; the fees and disbursements of accountants for the Depositor; the reasonable out of pocket costs and expenses in connection with the qualification or exemption of the Registered Certificates under state securities or “Blue Sky” laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any “Blue Sky” survey and in connection with any determination of the eligibility of the Registered Certificates for investment by institutional investors and the preparation of any legal investment survey; the expenses of printing any such “Blue Sky” survey and legal investment survey; the cost and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Preliminary Prospectus, the Term Sheet, ABS Informational and Computational Material and the Prospectus, the preparation and printing of this Agreement and the delivery to the Underwriters of such copies of the Preliminary Prospectus, the Term Sheet and the Prospectus as you may reasonably request; the fees of the Rating Agencies that we hire to rate the Registered Certificates; upfront costs and fees of other parties to the Pooling and Servicing Agreement; and the reasonable fees and disbursements of counsel to the Underwriters. The Underwriters shall be responsible for paying all other costs and expenses incurred by them and not set forth in the preceding sentence in connection with the purchase and sale of the Registered Certificates.

(f)                To the extent that the Pooling and Servicing Agreement provides that the Underwriters are to receive any notices or reports, or have any other rights thereunder, the Depositor shall enforce the rights of the Underwriters under the Pooling and Servicing Agreement and shall not consent to any amendment of the Pooling and Servicing Agreement that would adversely affect such rights of the Underwriters.

(g)               The Depositor shall, as to itself, and as to the Trust Fund, shall cause the Trustee (or the Certificate Administrator on behalf of the Trustee) to be required pursuant to the terms of the Pooling and Servicing Agreement to, satisfy and comply with all reporting requirements of the 1934 Act and the rules and regulations thereunder.

(h)                              The Depositor shall take all reasonable action necessary to enable the Rating Agencies to provide their respective credit ratings of the Registered Certificates as described in Section 1(a)(xix).

(i)                 The Depositor will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

6.	Conditions to the Obligations of the Underwriters.

The obligation of each Underwriter hereunder to purchase its allocated share of the Registered Certificates shall be subject to: (i) the accuracy of the representations and warranties on the part of the Depositor and Wells Fargo Bank contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date, as of the date the Prospectus or any supplement thereto is filed with the Commission and as of the Closing Date; (ii) the accuracy of the statements of the Depositor made in any certificates delivered pursuant to the provisions hereof; (iii) the performance by the Depositor of its obligations hereunder; (iv) the performance by the Depositor and each Mortgage Loan Seller (and, in the case of SGFC, Société Générale and in the case of BSPRT, FBSPRT) of their respective obligations under the applicable Mortgage Loan Purchase Agreement to be performed on or prior to the Closing Date; and (v) the following additional conditions:

(a)               The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or, to the Depositor’s knowledge, threatened; and the Prospectus, the Preliminary Prospectus and all other Time of Sale Information shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act or, in the case of each Issuer Free Writing Prospectus, to the extent required by Rule 433 under the 1933 Act, as applicable.

(b)               You shall have received from counsel for the Underwriters, a favorable opinion, dated the Closing Date, as to such matters regarding the Registered Certificates as you may reasonably request.

(c)               The Depositor shall have delivered to you a certificate of the Depositor, signed by an authorized officer of the Depositor and dated the Closing Date, to the effect that: (i) the representations and warranties of the Depositor in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; and (ii) the Depositor has in all material respects complied with all the agreements and satisfied all the conditions on its part that are required hereby to be performed or satisfied at or prior to the Closing Date; and Wells Fargo Bank shall have delivered to you a certificate of Wells Fargo Bank, signed by an authorized officer of Wells Fargo Bank and dated the Closing Date, to the effect that: (i) the representations and warranties of Wells Fargo Bank in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; and (ii) Wells Fargo Bank has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(d)               You shall have received (i) with respect to Wells Fargo Bank, a certificate of the Office of the Comptroller of the Currency and (ii) with respect to the Depositor a good standing certificate from the Secretary of State of the State of North Carolina, each dated not earlier than 30 days prior to the Closing Date.

(e)               (i)                            You shall have received from the Secretary or an Assistant Secretary of the Depositor, in his or her individual capacity, a certificate, dated the Closing Date, to the effect that: (x) each individual who, as an officer or representative of the Depositor, signed this Agreement, or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (y) no event (including, without limitation, any act or omission on the part of the Depositor) has occurred since the date of the good standing certificate referred to in Section 6(d) hereof which has affected the good standing of the Depositor under the laws of the State of North Carolina. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an Assistant Secretary of the Depositor) of the certificate of incorporation and by-laws of the Depositor, as in effect on the Closing Date, and of the resolutions of the Depositor and any required shareholder consent relating to the transactions contemplated in this Agreement; and (ii) you shall have received from the Secretary or an Assistant Secretary of Wells Fargo Bank, in his or her individual capacity, a certificate, dated the Closing Date, to the effect that: (x) each individual who, as an officer or representative of Wells Fargo Bank, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (y) no event (including, without limitation, any act or omission on the part of Wells Fargo Bank) has occurred since the date of the certificate referred to in Section 6(d) hereof which has affected the existence of Wells Fargo Bank under the laws of the United States of America. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an Assistant Secretary of Wells Fargo Bank) of the articles of association and by-laws of Wells Fargo Bank, as in effect on the Closing Date, and of the resolutions of Wells Fargo Bank and any required shareholder consent relating to the transactions contemplated in this Agreement.

(f)                You shall have received from in-house counsel of the Depositor or special counsel to the Depositor, one or more favorable opinions, dated the Closing Date in form and substance satisfactory to you and counsel for the Underwriters.

(g)               You shall have received one or more letters of counsel to the Underwriters, relating to the Time of Sale Information as of the Time of Sale and to the Prospectus as of the date thereof and as of the Closing Date, dated the Closing Date, in form and substance satisfactory to you.

(h)               You shall have received from in-house counsel to Wells Fargo Bank, one or more favorable opinions, dated the Closing Date in form and substance satisfactory to you and counsel for the Underwriters.

(i)                 You shall have received from the Accounting Firms copies of the Accountants’ Due Diligence Reports and from KPMG letters satisfactory in form and substance to you and counsel for the Underwriters, to the effect that KPMG has performed certain specified procedures as a result of which it has determined that the information of an accounting, financial or statistical nature set forth (A) in the Prospectus under the captions “Summary of Terms,” “Description of the Mortgage Pool” and “Yield and Maturity Considerations”, (B) on Annexes A-1, A-2 and A-3 to each of the Prospectus and the Preliminary Prospectus and (C) in the Term Sheet agrees with the respective compilations of information and data regarding the Mortgage Loans prepared by or on behalf of the Mortgage Loan Sellers and provided to KPMG (such compilations, the “Master Tapes”), unless non-material deviations are otherwise noted in such letter.

(j)                 You shall have received written confirmation from the Rating Agencies that the ratings assigned to the Registered Certificates on the Closing Date are as described in Section 1(a)(xix) and that, as of the Closing Date, no notice has been given of (i) any intended or possible downgrading or (ii) any review or possible changes in such ratings.

(k)               You shall have received from the Secretary or an Assistant Secretary of the Trustee, in his or her individual capacity, a certificate, dated the Closing Date, to the effect that the information under the heading “Transaction Parties—The Trustee” in the Prospectus is true and correct in all material respects.

(l)                 You shall have received from the Secretary or an Assistant Secretary of the Certificate Administrator, in his or her individual capacity, a certificate, dated the Closing Date, to the effect that the information under the heading “Transaction Parties—The Certificate Administrator” in the Prospectus is true and correct in all material respects.

(m)             You shall have received from the Secretary or an Assistant Secretary of the Master Servicer, in his or her individual capacity, a certificate, dated the Closing Date, to the effect that the information relating to the Master Servicer under the heading “Transaction Parties—The Master Servicer” in the Prospectus is true and correct in all material respects.

(n)               You shall have received from the Secretary or an Assistant Secretary of the Special Servicer, in his or her individual capacity, a certificate, dated the Closing Date, to the effect that the information relating to the Special Servicer under the heading “Transaction Parties—The Special Servicer” in the Prospectus is true and correct in all material respects.

(o)               You shall have received from the Secretary or an Assistant Secretary of the Primary Servicer, in his or her individual capacity, a certificate, dated the Closing Date, to the effect that the information relating to the Primary Servicer under the heading “Transaction Parties—The Primary Servicer” in the Prospectus is true and correct in all material respects.

(p)               You shall have received from the Secretary or an Assistant Secretary of the Operating Advisor, in his or her individual capacity, a certificate, dated the Closing Date, to the effect that the information relating to the Operating Advisor under the heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” in the Prospectus is true and correct in all material respects.

(q)               You shall have received from the Secretary or an Assistant Secretary of the Asset Representations Reviewer, in his or her individual capacity, a certificate, dated the Closing Date, to the effect that the information relating to the Asset Representations Reviewer under the heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” in the Prospectus, is true and correct in all material respects.

(r)                You shall have received from counsel for each Mortgage Loan Seller, the Retaining Sponsor, the Master Servicer, the Special Servicer, the Primary Servicer, the Operating Advisor, the Asset Representations Reviewer, the Trustee and the Certificate Administrator a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

(s)                You shall have received copies of any opinions from special counsel to the Depositor, supplied to the Depositor for posting on its 17g-5 website relating to certain matters with respect to the Registered Certificates, the transfer of the Mortgage Loans and any other matters related thereto. Any such opinions shall be dated the Closing Date and addressed to the Underwriters.

(t)                 All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to you and counsel for the Underwriters, and you and such counsel shall have received such additional information, certificates and documents as you or they may have reasonably requested.

(u)               The Depositor shall timely comply with all requirements of Rules 15Ga-2 and 17g-5 under the 1934 Act to the satisfaction of the Underwriters.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Depositor is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by you. Notice of such cancellation shall be given to the Depositor in writing, or by telephone confirmed in writing.

7.	Reimbursement of Underwriters’ Expenses.

If the sale of the Registered Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied because of any refusal, inability or failure on the part of the Depositor to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Depositor and Wells Fargo Bank, jointly and severally, shall reimburse the Underwriters severally, upon demand, for all out of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Registered Certificates.

8.	Indemnification.

(a)               The Depositor and Wells Fargo Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers and directors and each person, if any,

who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                              against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the information included therein or deemed to be a part thereof), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) any untrue statement or alleged untrue statement of a material fact contained in (w) the Preliminary Prospectus (or any amendment or supplement thereto), (x) any other Time of Sale Information, (y) any Issuer Free Writing Prospectus or (z) Issuer Information contained in any Underwriter Free Writing Prospectus or any information contained in any Free Writing Prospectus that is required to be filed pursuant to Section 4(b)(vii), or the omission or alleged omission to state a material fact necessary to make the statements therein (in the case of clause (x) through (z) above, when read in conjunction with the other Time of Sale Information), in the light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Primary Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer to such Underwriter at any time prior to the Time of Sale (or in the case of any Corrective Information correcting information in the Preliminary Prospectus, at least 48 hours prior to the Time of Sale), or (D) any breach of the representation and warranty in Section 1(a)(xx); provided that, in the case of clauses (A), (B) and (C) above, the indemnity provided by this Section 8(a) shall not apply to any loss, liability, claim, damage or expense to the extent any such untrue statement or alleged untrue statement or omission or alleged omission arises out of or is based upon an untrue statement or omission with respect to information with respect to which a Mortgage Loan Seller (and, in the case of SGFC, Société Générale and in the case of BSPRT, FBSPR) agrees in the related Mortgage Loan Seller Indemnification Agreement to provide indemnification (the “Mortgage Loan Seller Covered Information”); provided further, that the indemnification provided by this Section 8 shall not apply to the extent that such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in the Master Tapes or Annex A-1 to the Prospectus or the Preliminary Prospectus, to the extent (x) such information was materially incorrect in the applicable Master Tape or such Annex A-1, as applicable, including without limitation the aggregation of such information relating to the Mortgage Loans in the Trust Fund or the information provided by the Mortgage Loan Sellers, and (y) such loss, liability, claim, damage or expense would be subject to the provisions of the related Mortgage Loan Seller Indemnification Agreement; and provided further, that the indemnification provided by this Section 8 shall not apply to the Mortgage Loan

Seller Covered Information, the Master Servicer Covered Information, the Special Servicer Covered Information, the Primary Servicer Covered Information, the Certificate Administrator Covered Information, the Trustee Covered Information, the Operating Advisor Covered Information or the Asset Representations Reviewer Covered Information;

(ii)                            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Depositor or as otherwise contemplated by Section 8(c) hereof; and

(iii)                         against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the indemnity provided by this Section 8(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with Underwriter Information furnished to the Depositor by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus (or any amendment or supplement thereto).

(b)               Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Depositor, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions (when read in conjunction with the Time of Sale Information) made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus (or any amendment or supplement thereto) (collectively, “Underwriter Information”); provided that no such material misstatement or omission arises from an error or omission in information relating to the underlying data regarding the Mortgage Loans or the related Mortgagors or Mortgaged Properties provided by the Depositor or any Mortgage Loan Seller to such Underwriter. In addition, each Underwriter, severally but not jointly, shall indemnify and hold harmless the Depositor, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all losses, liabilities, claims, damages and expenses, as incurred, arising out of any (i) untrue statements or alleged untrue statements of a material fact, or omissions or alleged omissions to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the Underwriter Information, and (ii) untrue statements or alleged untrue statements of a material fact, or omissions or alleged omissions to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any Underwriter Free Writing Prospectus or that arise out of or are based upon the omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no Underwriter shall be obligated to so indemnify and hold harmless (A) to the extent the Depositor is entitled to indemnification or contribution therefor (I) under the indemnity of any Mortgage Loan Seller set forth in the related Mortgage Loan Purchase Agreement or (II) set forth in any Indemnification Agreement, (B) with respect to information that is also contained in the Time of Sale Information, or (C) to the extent such losses, liabilities, claims, damages or expenses are caused by a misstatement or omission resulting from an error or omission in the Issuer Information supplied by the Depositor or any Mortgage Loan Seller to an Underwriter which was not corrected by Corrective Information subsequently supplied by the Depositor or any Mortgage Loan Seller to such Underwriter at any time prior to the Time of Sale. Notwithstanding the foregoing, the indemnity in clause (ii) of the immediately preceding sentence will apply only if such misstatement or omission was not also a misstatement or omission in the Prospectus. Furthermore, no Underwriter shall be obligated to indemnify or hold harmless the Depositor or any other person or entity otherwise entitled to such indemnification or to be held harmless under this subsection (b) for any liability that is based upon or arises from the information set forth in the first sentence of the eighth paragraph and the first sentence of the ninth paragraph under the caption “Plan of Distribution (Conflicts of Interest)” in the Preliminary Prospectus (or any amendment or supplement thereto) or the corresponding language in the Prospectus to the extent that both (1) such information is based upon and is in conformity with the information set forth in the Preliminary Prospectus (or such amendment or supplement thereto) or the Prospectus respectively, that is not Underwriter Information and (2) such non-Underwriter Information either contains an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or fails to comply with Regulation AB.

It is hereby acknowledged that the statements set forth in (i) the penultimate paragraph on the cover of the Preliminary Prospectus, (ii) the third sentence of the seventh paragraph under the caption “Important Notice Regarding the Offered Certificates” in the Preliminary Prospectus and (iii) the statements in the first and third sentences of the fourth paragraph, the first sentence of the ninth paragraph, the tenth paragraph, the eleventh paragraph and the twelfth paragraph under the caption “Plan of Distribution (Conflicts of Interest)” in the Preliminary Prospectus and in the case of each of clauses (i) and (ii), the corresponding language in the Prospectus, constitute the only written information furnished to the Depositor by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or in any Issuer Free Writing Prospectus, any Time of Sale Information, or the Prospectus (or any amendment or supplement thereto).

(c)               Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability under Section 8(a) or Section 8(b) hereof (unless the indemnifying party is materially prejudiced by such failure) or any liability that it may have otherwise than on account of the indemnity provided by this Section 8. Upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as incurred. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed in writing to the retention of such counsel, or (ii) the indemnifying party shall not have assumed the defense of such action, with counsel satisfactory to the indemnified party, within a reasonable period following the indemnifying party’s receiving notice of such action, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (or, in the event the Depositor or Wells Fargo Bank is the indemnifying party, one counsel for each Underwriter) (in addition to any local counsel) separate from its or their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld) but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel or any other expenses for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, which release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, without the consent of the indemnified party.

(d)               The indemnity provided by this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, Wells Fargo Bank, the Underwriters, any of their respective directors or officers, or any person controlling the Depositor, Wells Fargo Bank or the Underwriters, and (iii) acceptance of and payment for any of the Registered Certificates.

The indemnity provided by this Section 8 will be in addition to any liability that any Underwriter, the Depositor or Wells Fargo Bank may otherwise have.

9.	Contribution.

(a)               In order to provide for just and equitable contribution in circumstances in which the indemnity provided by Section 8 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, or if such indemnification provided for in Section 8 hereof is unavailable or insufficient in respect of any losses, liabilities, claims, damages or expenses referred to therein, the Depositor and Wells Fargo Bank, jointly and severally, and the Underwriters, severally and not jointly, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by the indemnity provided by Section 8 hereof incurred by the Depositor and the Underwriters, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor and Wells Fargo Bank on the one hand and each Underwriter on the other hand from the offering of the Registered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor and Wells Fargo Bank on the one hand and of each Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations (taking into account the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission or failure to comply, and any other equitable considerations appropriate under the circumstances). The relative benefits received by the Depositor and Wells Fargo Bank on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective portions as the net proceeds (before deducting expenses) received by the Depositor from the sale of the Registered Certificates and the total underwriting discounts and commissions and other fees received by the Underwriters in connection therewith bear to the aggregate offering price of the Registered Certificates. The relative fault of the Depositor and Wells Fargo Bank on the one hand and of each Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor and Wells Fargo Bank or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and no Underwriter shall be obligated to contribute more than its share of underwriting discounts and commissions and other fees pertaining to the Registered Certificates less any damages otherwise paid by such Underwriter with respect to any such loss, liability, claim, damage or expense. It is hereby acknowledged that the respective Underwriters’

obligations under this Section 9 shall be several and not joint. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and such Underwriter’s officers and directors, shall have the same rights to contribution as such Underwriter, and each director of the Depositor, each officer of the Depositor who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Depositor.

(b)               The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take account of the considerations referred to in subsection (a) above. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses referred to in Section 8 hereof or this Section 9 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim except where the indemnified party is required to bear such expenses, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that it is reasonable to believe that the indemnifying party will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. The remedies provided for in Section 8 hereof and this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(c)               The contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, Wells Fargo Bank, the Underwriters, any of their respective directors or officers, or any person controlling the Depositor, Wells Fargo Bank or the Underwriters, and (iii) acceptance of and payment for any of the Registered Certificates.

10.	Default by an Underwriter.

If any one or more Underwriters shall fail to purchase and pay for any of the Registered Certificates agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally and not jointly (in the respective proportions which the portion of the Registered Certificates set forth below their names in Schedule I hereto bears to the aggregate amount of Registered Certificates set forth below the names of all the remaining Underwriters) to purchase the Registered Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided that no Underwriter shall be obligated under this Section 10 to purchase Certificates of a Class that it is not otherwise obligated to purchase under this Agreement, and provided, however, that in the event that the amount of Registered Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Registered Certificates set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Registered Certificates, and if such non-defaulting Underwriters do not purchase all of the Registered Certificates, this Agreement will terminate without liability to any non-defaulting Underwriter or the Depositor, except as provided in Section 11 or Section 14 hereof. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date for the Registered Certificates shall be postponed for such period, not exceeding ten (10) business days, as you shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Depositor and any non-defaulting Underwriter for damages occasioned by its default hereunder.

11.	Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Depositor and Wells Fargo Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or by or on behalf of the Depositor and Wells Fargo Bank, or by or on behalf of any of the controlling persons and officers and directors referred to in Sections 8 and 9 hereof, and shall survive delivery of the Registered Certificates to the Underwriters.

12.	Recognition of U.S. Special Resolution Regimes.

(a)               In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a State of the United States.

(b)               In the event that a Covered Party or any BHC Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Right under this Agreement that may be exercised against such Covered Party is permitted to be exercised to no greater extent than such Default Right could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.	Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(a)               Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 12, no party to this Agreement shall be permitted to exercise any Default Right against a Covered Party with respect to this Agreement that is related, directly or indirectly, to a BHC Affiliate of such party becoming subject to a receivership, insolvency, liquidation, resolution, or similar proceeding (each an “Insolvency Proceeding”), except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b)               After a BHC Affiliate of a Covered Party has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Party with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

14.	Termination of Agreement; Survival.

(a)               The Underwriters may terminate their obligations under this Agreement, by notice to the Depositor, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor, Wells Fargo Bank or any other Mortgage Loan Seller whether or not arising in the ordinary course of business, (ii) if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the reasonable judgment of any Underwriter, impracticable or inadvisable to market the Registered Certificates or to enforce contracts for the sale of the Registered Certificates, (iii) if trading in any securities of the Depositor or of Wells Fargo Bank has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or on the NASDAQ National Market or the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, (iv) if a banking moratorium has been declared by either federal or New York authorities, or (v) if a material disruption in securities settlement, payments or clearance services in the United States or other relevant jurisdiction shall have occurred and be continuing on the Closing Date, or the effect of which is such as to make it, in the reasonable judgment of such

Underwriter, impractical to market the Registered Certificates or to enforce contracts for the sale of the Registered Certificates.

(b)               If this Agreement is terminated pursuant to this Section 14, such termination shall be without liability of any party to any other party, except as provided in Section 11 or Section 14(c) hereof.

(c)               The provisions of Section 5(e) hereof regarding the payment of costs and expenses and the provisions of Sections 8 and 9 hereof shall survive the termination of this Agreement, whether such termination is pursuant to this Section 14 or otherwise.

15.	Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notice to the Depositor, Wells Fargo Bank or Wells Fargo Securities shall be directed to Wells Fargo Commercial Mortgage Securities, Inc., Wells Fargo Bank, National Association or Wells Fargo Securities, LLC, as applicable, 30 Hudson Yards, 15th Floor, New York, New York 10001, Attention: A.J. Sfarra, email: cmbsnotices@wellsfargo.com (with a copy to the attention of Bryan Riddle, Wells Fargo Legal Department, MAC D1050-266, 401 South Tryon Street, 26th Floor, Charlotte, North Carolina 28202); notice to GS&Co. shall be directed to it at 200 West Street, New York, New York 10282, Attention: Scott Epperson (with copies to email: gs-refgsecuritization@gs.com and Structured Finance Legal (REFG), email: gs-refglegal@gs.com); notice to SGAS shall be directed to it at 245 Park Avenue, New York, New York 10167, Attention: Jim Barnard, E-mail: Jim.Barnard@sgcib.com and US-Glfi-Abp-Cmbs-Notices@sgcib.com, with a copy to SG Americas Securities, LLC, 245 Park Avenue, 11th Floor, New York, New York 10167, Attention: General Counsel, Fax number: (212) 278-2074; notice to JPMS shall be directed to it at 383 Madison Avenue, 8th Floor, New York, New York 10179, Attention: SPG Syndicate, email: ABS_Synd@jpmorgan.com, with a copy to J.P. Morgan Securities LLC, 383 Madison Avenue, 8th Floor, New York, New York 10179, Attention: SPG Legal, Email: US_CMBS_Notice@jpmorgan.com; notice to Academy shall be directed to it at 622 Third Avenue, 12th Floor, New York, New York 10017, Attention: Michael Boyd, Chief Compliance Officer, e-mail: compliance@academysecurities.com; notice to Drexel shall be directed to it at 77 Water Street, New York, New York 10005, Attention: John D. Kerin, Director of Debt Syndicate, email: swong@drexelhamilton.com; notice to Siebert Williams shall be directed to it at 100 Wall Street, 18th Floor, New York, New York 10005, Attention: Compliance Department, email: compliance@siebertwilliams.com; or, in any case, such other address as may hereafter be furnished by the Underwriters, the Depositor or Wells Fargo Bank to the other such parties in writing.

16.	Parties.

This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 hereof and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of each of the parties hereto and their respective successors, and said controlling persons and officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No investor in Registered Certificates from any Underwriter shall be deemed to be a successor or assign merely by reason of such purchase.

17.	Governing Law.

This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

18.	Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19.	Submission to Jurisdiction.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO ANY ACTION OR PROCEEDING IN RESPECT OF SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF ANY INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

20.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transaction Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case, to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

21.	Miscellaneous.

This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

22.	Obligations Solely Contractual in Nature; No Fiduciary Relationship.

The Depositor acknowledges and agrees that the responsibility to the Depositor of the Underwriters pursuant to this Agreement is solely contractual in nature and that none of the Underwriters or their affiliates will be acting in a fiduciary or advisory capacity, or will otherwise owe any fiduciary or advisory duty, to the Depositor pursuant to this Agreement in connection with the offering of the Registered Certificates and the other transactions contemplated by this Agreement.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Depositor, Wells Fargo Bank and the several Underwriters.

Very truly yours,

WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.

By:	/s/ Lee Green
Name: Lee Green
Title: Managing Director
WFCM 2025-C65 – Underwriting Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Brigid Mattingly
Name: Brigid Mattingly
Title: Executive Vice President
WFCM 2025-C65 – Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WELLS FARGO SECURITIES, LLC

By:	/s/ Lee Green
Name: Lee Green
Title: Managing Director
WFCM 2025-C65 – Underwriting Agreement

GOLDMAN SACHS & CO. LLC

By:	/s/ Scott Epperson
Name: Scott Epperson
Title: Managing Director
WFCM 2025-C65 – Underwriting Agreement

SG AMERICAS SECURITIES, LLC

By:	/s/ Jim Barnard
Name: Jim Barnard
Title: Director
WFCM 2025-C65 – Underwriting Agreement

J.P. MORGAN SECURITIES LLC

By:	/s/ Randy Goldstein
Name: Randy Goldstein
Title: Vice President
WFCM 2025-C65 – Underwriting Agreement

ACADEMY SECURITIES, INC.

By:	/s/ Michael Boyd
Name: Michael Boyd
Title: Chief Compliance Officer
WFCM 2025-C65 – Underwriting Agreement

DREXEL HAMILTON, LLC

By:	/s/ Sunny Wong
Name: Sunny Wong
Title: VP of Securitized Products
WFCM 2025-C65 – Underwriting Agreement

SIEBERT WILLIAMS SHANK & CO., LLC

By:	/s/ Claude Seide
Name: Claude Seide
Title: Managing Director
WFCM 2025-C65 – Underwriting Agreement

SCHEDULE I

Underwriting Agreement, dated as of October 3, 2025.

Certificates:	Wells Fargo Commercial Mortgage Trust 2025-C65, Commercial Mortgage Pass-Through Certificates, Series 2025-C65
Class	Initial Aggregate Certificate Balance or Notional Amount of Class		Aggregate Certificate Balance, Notional Amount or Percentage Interest of Class to be Purchased by Wells Fargo Securities, LLC		Aggregate Certificate Balance, Notional Amount or Percentage Interest of Class to be Purchased by J.P. Morgan Securities LLC		Aggregate Certificate Balance, Notional Amount or Percentage Interest of Class to be Purchased by Goldman Sachs & Co. LLC		Aggregate Certificate Balance, Notional Amount or Percentage Interest of Class to be Purchased by SG Americas Securities, LLC		Aggregate Certificate Balance, Notional Amount or Percentage Interest of Class to be Purchased by Academy Securities, Inc.	Aggregate Certificate Balance, Notional Amount or Percentage Interest of Class to be Purchased by Drexel Hamilton, LLC	Aggregate Certificate Balance, Notional Amount or Percentage Interest of Class to be Purchased by Siebert Williams Shank & Co., LLC	Initial Pass-Through Rate	Purchase Price(1)
Class A-1	$7,474,000		$4,733,315		$2,029,738		$358,030		$352,917		$0	$0	$0	4.28700%	99.9993%
Class A-SB	$9,544,000		$6,044,255		$2,591,895		$457,189		$450,661		$0	$0	$0	5.17300%	102.9996%
Class A-4	$116,019,000		$73,475,313		$31,507,654		$5,557,698		$5,478,335		$0	$0	$0	4.99900%	100.9970%
Class A-5	$349,184,000		$221,139,672		$94,829,026		$16,727,080		$16,488,222		$0	$0	$0	5.29200%	102.9927%
Class X-A	$482,221,000	(2)	$305,392,555	(2)	$130,958,313	(2)	$23,099,997	(2)	$22,770,135	(2)	$0(2)	$0(2)	$0(2)	1.31329%	8.3738%
Class X-B	$131,749,000	(2)	$83,437,187	(2)	$35,779,501	(2)	$6,311,217	(2)	$6,221,095	(2)	$0(2)	$0(2)	$0(2)	0.69317%	4.2392%
Class A-S	$67,166,000		$42,536,506		$18,240,487		$3,217,476		$3,171,531		$0	$0	$0	5.66600%	102.9942%
Class B	$36,167,000		$22,904,711		$9,821,989		$1,732,520		$1,707,780		$0	$0	$0	5.96700%	102.9982%
Class C	$28,416,000		$17,995,971		$7,717,025		$1,361,221		$1,341,783		$0	$0	$0	6.01400%	99.9989%

(1)	Expressed as a percentage of the aggregate Certificate Balance or Notional Amount, as applicable, of the relevant Class of Certificates to be purchased. There shall be added to the purchase price for each Class of Certificates accrued interest at the initial Pass-Through Rate therefor on the aggregate stated amount thereof to be purchased from October 1, 2025 to but not including the Closing Date.
(2)	Notional amount.

Closing Date and Location: 10:00 a.m. on October 16, 2025 at the offices of special counsel to the Depositor in New York, New York.